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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):             September 5, 1996


                            MAJOR REALTY CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


         0-1748                                          590898509
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(Commission File Number)                      (IRS Employer Identification No.)


5728 Major Boulevard, Suite 306, Orlando, Florida                 32819
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(Address of principal executive offices)                        (Zip Code)


      Registrant's Telephone Number, Including Area Code:  (407) 351-1111
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ITEM 5.  OTHER EVENTS.

        The Company signed two contracts for the sale of multi-family land in the southwestern sector of Orlando. One contract is for approximately 55 acres gross (17 acres net) in the amount of $1,800,000. The other contract is for approximately 43 acres gross (15 acres net) in the amount of $1,350,000. The Buyer has a 60 day inspection period during which it may cancel one or both of the contracts. The sales are contingent on the Buyer obtaining the necessary permits and approvals from the City of Orlando. If the Buyer proceeds with the contracts, the closings would be anticipated in May of 1997.

        The Company also announced that it has signed a $1,050,000 contract for the sale of 2.5 acres of commercial land located at the southwest intersection of Major Boulevard and Orlando-Vineland Road in Orlando. The Buyer has a 90 day free look period, and the contract is contingent on the purchaser obtaining approvals from the City of Orlando. If the Buyer proceeds with the contract, the closing would be anticipated in May of 1997.

         In addition, the Company announced it has sold 2.34 acres of commercial land located at the northwest intersection of Conroy Road and Vineland Road in Orlando to Central Storage of Orlando, Inc. for $410,914. The sales price was paid in cash at closing. Approximately $240,000 of the net proceeds was used to repay company debt and the remainder will be used for company operations.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements of Businesses Acquired.

                 None.

         (b)     Pro Forma Financial Information.

                 None.

         (c)     Exhibits.

                 None.












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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Major Realty Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        MAJOR REALTY CORPORATION



                                        By: /s/ David L. Treadwell
                                            ----------------------
                                            David L. Treadwell
                                            Chairman and CEO

      September 23, 1996
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             Date





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